UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2010

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) (d)  Effective September 28, 2010, the Board of Directors of Sealy Corporation (the “Company”) appointed Ms. Deborah G. Ellinger and Mr. John B. Replogle to serve as a independent directors of the Company.  In addition, the Company appointed Lawrence J. Rogers, President and Chief Executive Officer of Sealy Corporation to the Board of Directors. Also, the Company announced that Matthew W. King has agreed to step down as a member of the Board of Directors effective September 28, 2010. Mr. King did not serve on any Committees of the Board of Directors and did not have any disagreements with the Company.

Ms. Ellinger is currently an advisor to Catterton Partners, with whom she has worked since 2004. As part of her responsibilities she served as the President of Restoration Hardware as well as the Chief Executive Officer of Old Mother Hubbard/Wellness Pet Food. Prior to her work with Catterton, Ms. Ellinger was the Executive Vice President, Strategy and Business Development for CVS Caremark Corporation, the largest pharmacy health care provider in the United States.  She has also held senior level positions at Staples, Inc. and The Boston Consulting Group Inc., and began her career with Mellon Financial Corporation.  Ms. Ellinger serves on the Board of Directors of National Life Group, a financial services holding company with subsidiaries in life insurance and asset management. Ms. Ellinger qualified as a Barrister-at-Law in London, where she is affiliated with the Inner Temple, and has an MA and BA in Law and Mathematics from the University of Cambridge in England.

Mr. Replogle is currently the Chief Executive Officer of Burt’s Bees, Inc, a position he has held since January 2006. Previously, he was with Unilever where he served as the General Manager of Unilever’s Skin Care division from 2003 until 2006. Prior to Unilever, Mr. Replogle worked for Diageo, Plc for seven years in a number of different capacities including President of Guinness Bass Import Company, Managing Director of Guinness Great Britain as well as multiple roles in Marketing, Sales and Strategy.  He started his career with the Boston Consulting Group. Mr. Replogle has a Master of Business Administration degree in General and Entrepreneurial Management from Harvard Business School and a Bachelor of Arts degree in Political Science from Dartmouth College.

Mr. Rogers was appointed President and Chief Executive Officer of Sealy Corporation effective July 22, 2008. Prior to this appointment, Mr. Rogers served as Interim Chief Executive Officer of the Company since March 12, 2008. From December 15, 2006 through March 12, 2008, Mr. Rogers served as the President, North America. Prior to that, Mr. Rogers was President, Sealy International. Since joining us in 1979, Mr. Rogers has served in numerous other capacities within our operations, including President of Sealy of Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

/s/ Michael Q. Murray
Date: September 28, 2010
	By:	Michael Q. Murray

	Its:	Senior Vice President, General Counsel